NorthWestern Energy Group, Inc.
Restricted Share Unit Award Agreement
(Granted Under the Amended and Restated Equity Compensation Plan)
This restricted share unit award to Grantee will be governed by this Agreement and the NorthWestern Energy Group, Inc., Amended and Restated Equity Compensation Plan (the “Plan”). In consideration of the mutual promises and covenants contained in this Agreement, the Grantee and NorthWestern Energy Group, Inc. (together with its subsidiaries, the “Company”) each agree as follows:
ARTICLE I — Grant of Restricted Share Units
Subject to the terms of the Plan, the Company hereby grants to <<Proper Name>> (the “Grantee”) <<Shares>> Restricted Share Units (“RSUs”) on February 11, 2026 (the “Grant Date”), payment of which depends on the continued service of the Grantee as set forth in this Agreement.
ARTICLE II — Vesting of Restricted Share Units
Except as otherwise provided in ARTICLE III, ARTICLE IV and ARTICLE V of this Agreement, the RSUs covered by this Agreement shall become vested and non-forfeitable on December 31, 2028 (the “Vesting Date”); provided that the Grantee’s “Continuous Service,” as defined in Appendix A of the Plan, with the Company continues through the Vesting Date. Upon vesting pursuant to this ARTICLE II, the RSUs shall be paid as provided in ARTICLE VII.
ARTICLE III — Change in Control
In accordance with Section 13 of the Plan, if a “Change in Control,” as defined in Appendix A of the Plan, occurs prior to the Vesting Date at a time when the RSUs have not been forfeited, the RSUs will vest as of the closing date of the Change in Control; provided that for purposes of this Agreement, a Change in Control shall not include the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated August 18, 2025, by and among the Company. Black Hills Corporation, and River Merger Sub Inc (the “Merger”). Upon vesting pursuant to this ARTICLE III, the RSUs shall be paid as provided in ARTICLE VIII. In the event that due to the acceleration of vesting of the RSUs upon a Change in Control, Grantee would, but for this ARTICLE III, be subject to the excise tax provisions of Internal Revenue Code (“Code”) Section 4999 as a result of “parachute payments” described in Code Section 280G (whether pursuant to the terms of this Agreement or any other plan, program, agreement or arrangement), the number of RSUs with respect to which vesting is accelerated pursuant to this ARTICLE III (the “Payments”) shall be reduced in such amount that is required to reduce the aggregate present value of such parachute payments to a dollar less than an amount equal to three times the Grantee’s “base amount” (as such term is defined in Code Sections 280G(b)(3)(A) and 280G(d)(1) and (2)) so that the Grantee is not subject to the tax under Code Section 4999 and no tax deduction is disallowed by reason of Code Section 280G, provided that the reduction described herein shall be made only after all reductions are made under other plans, programs or agreements applicable to the Grantee that provide for similar reductions; and provided further that the reduction described herein shall only be made if the net amount of the Payments, as so reduced (and after subtracting the net amount of federal, state, municipal and local income taxes on such reduced Payments and after taking into account the phase out of itemized deductions
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and personal exemptions attributable to such reduced Payments), is greater than or equal to the net amount of the Payments without such reduction (but after subtracting the net amount of federal, state, municipal and local income taxes on such Payments and the amount of excise tax to which the Grantee would be subject in respect of such unreduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Payments).
ARTICLE IV — Involuntary Termination
In the event that that the Grantee’s Continuous Service with the Company terminates before the 24 month anniversary of the Merger due to the Grantee’s “Involuntary Termination” (as defined in Appendix A of the Plan), the RSUs will vest in full as of the date of the Grantee’s Involuntary Termination. Notwithstanding the provisions of ARTICLE VIII, the Company shall pay to the Grantee as soon as practicable after such Involuntary Termination (but in any event not later than the 90th day thereafter), the number of vested RSUs in the form of the same number of Common Shares of the Company, subject to applicable taxes and withholding.
ARTICLE V — Disability or Death
In the event of the Grantee’s “Disability” (as defined in Appendix A of the Plan) or death prior to the Vesting Date (and at a time when the RSUs have not been forfeited), a pro rata portion of the RSUs will vest as of the date of such Disability or death, and the Company shall pay to the Grantee or his or her executor or administrator, as the case may be, as soon as practicable after such Disability or death (but in any event not later than the 90th day thereafter), a pro rata number of the RSUs based on the 36 full months from the Grant Date to the Vesting Date, minus the number of full months of the Grantee’s Continuous Service with the Company during such 36-month period, and the remaining Performance Units will be forfeited.
ARTICLE VI — Retirement
Section 6.1    Pro Rata Forfeiture Upon Retirement. If the Grantee’s Continuous Service with the Company terminates before the Vesting Date due to the Grantee’s Retirement (and at a time when the RSUs have not otherwise been forfeited), a pro rata portion of the RSUs shall be forfeited (based on the 36 full months from the Grant Date to the Vesting Date, minus the number of full months of the Grantee’s Continuous Service with the Company during such 36-month period).
Section 6.2    Vesting upon Retirement. Notwithstanding the provisions of ARTICLE VIII, any RSUs that vest pursuant to this ARTICLE VI shall be paid in full in Common Shares of the Company within a reasonable period following the later to occur of (a) the first business day of the seventh month following the Grantee’s Retirement, and (b) the Vesting Date.
Section 6.3    Definition of Retirement. For purposes of this Agreement, “Retirement” shall mean a termination of the Grantee’s Continuous Service with the Company after the Grantee has (y) attained age 50 and completed at least five years of Continuous Service or (z) attained age 65. Further, “Retirement” shall exclude any termination of the Grantee’s Continuous Service for Cause.
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ARTICLE VII — Forfeiting of Restricted Share Units
Except as otherwise provided by ARTICLE III, ARTICLE IV, ARTICLE V, or ARTICLE VI of this Agreement, if the Grantee’s Continuous Service with the Company terminates before the Vesting Date, the RSUs covered by this Agreement will be forfeited in their entirety. In addition, in the event that the Grantee shall intentionally commit an act prior to the Vesting Date that the Board determines to be adverse to the interests of the Company, the RSUs covered by this Agreement shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement. Finally, in the event that the Board determines to cancel the grants made by this Agreement, the RSUs covered by this Agreement shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement.
ARTICLE VIII — Payment of Restricted Share Units
Section 8.1    Payment of RSUs. Following vesting of the RSUs pursuant to ARTICLE II, ARTICLE III and ARTICLE VI, the number of vested RSUs will be paid to Grantee in the form of the same number of Common Shares of the Company within ten business days of the Vesting Date. Such payment shall be subject to withholding for all amounts that the Company is required to withhold under federal, state or local tax law. This tax withholding obligation will be satisfied by the liquidation of Common Shares otherwise payable pursuant to this Award.
Section 8.2    Unsecured Rights to RSUs. The RSUs shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Grantee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. The Grantee shall not have any claim against or rights in any specific assets, share, or other funds of the Company.
Section 8.3    No Deferral Election. The Grantee agrees not to make an election covering this Award under the NorthWestern Corporation Officers Deferred Compensation Plan.
ARTICLE IX — Non-Assignability
The RSUs and the Common Shares subject to this grant are personal to the Grantee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee until they are paid as provided in this Agreement; provided, however, that the Grantee’s rights with respect to such RSUs and Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this ARTICLE IX shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such RSUs or Common Shares.
ARTICLE X — Adjustments
In the event of any change in the number of outstanding Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the Committee shall adjust the number and class of shares subject to unvested RSUs, as the Committee deems equitable to avoid dilution or enlargement of rights under this Agreement. No adjustment provided for in this ARTICLE X shall require the Company to issue any fractional share.
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ARTICLE XI — Compliance with Section 409A of the Code
To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A (a) (1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). References to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Although the Company intends to administer this Agreement and the Plan so that the RSUs will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that the RSUs will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or foreign tax law.
ARTICLE XII — Miscellaneous
Section 12.1    Interpretation. The contents of this Agreement are subject in all respects to the terms and conditions of the Plan as approved by the Board, which are hereby incorporated herein by reference. The interpretation and construction by the Board and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Company and its successors and assigns. Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.
Section 12.2    Fractional Shares. Any fractional share payable under this Agreement will not be issued, and instead shall be paid out in cash.
Section 12.3    No Right to Employment. The grant of the RSUs is discretionary and will not be considered to be an employment contract or a part of the Grantee’s terms and conditions of employment or of the Grantee’s salary or compensation.
Section 12.4    Successors and Assigns. This Agreement, and the terms and conditions of the Plan, shall bind, and inure to the benefit of, the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Company and its successors and assigns.
Section 12.5    Governing Law. This Agreement will be governed by and construed in accordance with applicable United States federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.
Section 12.6    Amendment or Termination. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer of the Company.
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Notwithstanding the foregoing, no amendment shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s consent.
IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Share Unit Award Agreement, to be duly executed on their behalf, as of the Grant Date.

NORTHWESTERN ENERGY GROUP, INC.
By:
Name:	[pre-type name]
Title:	[pre-type title]
GRANTEE (signature):
Name (print):
Employee Number:

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